EXHIBIT  10.1



                                WARRANT AGREEMENT


                                      AMONG


                            KUBRA DATA TRANSFER LTD.

                                       AND

                           PAYMENT DATA SYSTEMS, INC.





                         Dated as of September 30, 2004

                                WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Warrant Agreement") is made and entered into as of September 30, 2004 (the "Effective Date") by and among Payment Data Systems, Inc., a Nevada corporation ("Payment Data"), and Kubra Data Transfer Ltd., a New York corporation ("Kubra"). Payment Data and Kubra are referred to in this Warrant Agreement collectively as the "Parties" and singularly as a "Party."

                                    PREAMBLE

     Payment Data and Kubra have entered into a Referral Agent Agreement, dated as of July 30, 2004 (the "Referral Agreement"). As consideration between the Parties for entering into the Referral Agreement, the Parties hereby enter into this Warrant Agreement, providing, among other things, that Kubra shall be entitled to receive warrants to acquire shares ("Shares") of common stock of Payment Data, $0.001 par value (the "Common Stock"), pursuant to the terms and conditions provided herein (all such warrants being referred to herein as the "Warrants").

     This Warrant Agreement sets forth the agreement of the Parties with respect to the Warrants.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                    ARTICLE 1

WARRANTS

     1.1.     Issuance  of  Initial  Warrant.

     (a) Initial Warrant. In consideration of Kubra entering into the Referral Agreement, Payment Data will issue to Kubra on the Effective Date a Warrant representing the right to acquire 250,000 Shares at a strike price ("Strike Price") of $0.24 per Share (the "Initial Warrant"), and will deliver to Kubra a Warrant Certificate representing such Initial Warrant. The form of certificate representing the Initial Warrant (the "Warrant Certificate") is attached hereto as Exhibit A.

     (b) The Initial Warrant will be fully vested on the Effective Date and will be exercisable during the period commencing on the Effective Date and ending five (5) years after the Effective Date; provided, however, that Payment Data shall have the right to cause Kubra to purchase the Shares underlying the Initial Warrant (the "Call") on the terms and conditions specified in Section
3.3  of  this  Warrant  Agreement.



1.2.     Incentive  Warrants

     (a) In consideration of future business activities that Kubra will provide to Payment Data, as provided in the Referral Agreement, Payment Data will also issue to Kubra, in accordance with the provisions in this Section 1.2 and in conjunction with Schedule "A" below, Warrants to purchase Shares of Common Stock (the "Incentive Warrants") and will deliver to Kubra Warrant Certificates representing such Incentive Warrants according to the following terms and conditions:

     (i) If, pursuant to the Referral Agreement, the dollar value (measured in U.S. Dollars) (the "Dollar Value") of the "Kubra Referred and PDS Contracted Monthly Gross Credit Card Sales (Visa/MasterCard)," which shall be referred to as "Column 1," is equal to or greater than a Dollar Value in Column 1 (but less than a Dollar Value in Column 1 in a row below such amount) (the "Column 1 Target Amount") and either (A) the "Kubra Referred Year PDS Revenue," which column shall be referred to as "Trigger One," in the same row as the Column 1 Target Amount is achieved; (B) the Dollar Value of the "AVG Quarterly PDS Revenue," which column shall be referred to as "Trigger Two," in the same row as the Column 1 Target Amount is achieved on average for two (2) consecutive quarters during the Term of the Referral Agreement; or (C) the Dollar Value of the "AVG Quarterly Gross CC Sales," which column shall be referred to as "Trigger Three," in the same row as the Column 1 Target Amount is achieved on average for two (2) consecutive quarters during the Term of the Referral Agreement, then Kubra shall earn a Warrant for Shares of Common Stock equal to the number of shares specified in the same row as the Column 1 Target Amount of the column titled "Warrant Grant."

          (ii) The Strike Price for the Shares issuable pursuant to such Warrants is the lesser of the Strike Price in the same row as the Warrant earned or one hundred and twenty percent (120%) of the market price of the Common Stock on the date the Warrant is earned.

          (iii) The date of grant shall be five (5) days after the Column 1 Target amount is achieved and either the Trigger One amount in the same row is achieved, the Trigger Two amount in the same row is achieved, or the Trigger Three amount in the same row is achieved and Payment Data has issued its financial reports via a Form 10-Q or 10-K for the corresponding quarter or year, respectively.

          (iv) Once a Warrant is issued pursuant to a Column 1 Target Amount, any successive Warrants must be earned by achieving a Column 1 Target Amount equal to or greater than the Dollar Value in Column 1 in the row below such previously achieved Column 1 Target Amount, as well as achieving either a Trigger One Dollar Value, a Trigger Two Dollar Value, or a Trigger Three Dollar Amount in the same row as the applicable Column 1 Target Amount.

          (v) Provided that a Warrant has not been previously granted with respect to a Dollar Value in Column 1 that is less than a Column 1 Target Amount in which a Warrant is granted, then if any of the Trigger One, Trigger Two, or Trigger Three Dollar Values is achieved with respect to any Column 1 amount that is less than the Column 1 Target Amount in which a Warrant is granted, Kubra shall be entitled to the grants of Warrants specified in the rows of such Column 1 amounts. For example, if during the first month during the Term of the Referral Agreement, Kubra achieves a Column 1 Target Amount of $150,000,000 and meets the Trigger One Dollar Value associated with that Column 1 Target Amount, then Kubra shall earn all of the Warrants available under the Warrant Agreement, provided that the Trigger One amounts corresponding to all lesser Column 1 amounts are also achieved.

                                  Schedule "A"




                           Trigger One      Trigger Two   Trigger Three

Kubra Referred and PDS. .  Kubra Referred   AVG           AVG
Contracted Monthly. . . .  Year             Quarterly     Quarterly       Shares
Gross Credit Card Sales .  PDS              PDS           Gross CC        Warrant  Strike
(Visa/MasterCard) . . . .  Revenue          Revenue       Sales           Grant    Price

5,000,000. . . . . . . .  $     1,500,000  $    375,000  $   15,000,000  150,000  $  0.44
10,000,000 . . . . . . .  $     3,000,000  $    750,000  $   30,000,000  150,000  $  0.63
15,000,000 . . . . . . .  $     4,500,000  $  1,125,000  $   45,000,000  150,000  $  0.88
20,000,000 . . . . . . .  $     6,000,000  $  1,500,000  $   60,000,000  150,000  $  1.12
25,000,000 . . . . . . .  $     7,500,000  $  1,875,000  $   75,000,000  125,000  $  1.36
35,000,000 . . . . . . .  $    10,500,000  $  2,625,000  $  105,000,000  125,000  $  1.59
45,000,000 . . . . . . .  $    13,500,000  $  3,375,000  $  135,000,000  100,000  $  1.89
50,000,000 . . . . . . .  $    15,000,000  $  3,750,000  $  150,000,000  100,000  $  2.18
60,000,000 . . . . . . .  $    18,000,000  $  4,500,000  $  180,000,000  100,000  $  2.89
75,000,000 . . . . . . .  $    22,500,000  $  5,625,000  $  225,000,000  100,000  $  3.60
90,000,000 . . . . . . .  $    27,000,000  $  6,750,000  $  270,000,000  100,000  $  4.31
105,000,000. . . . . . .  $    31,500,000  $  7,875,000  $  315,000,000  100,000  $  5.01
120,000,000. . . . . . .  $    36,000,000  $  9,000,000  $  360,000,000  100,000  $  5.70
130,000,000. . . . . . .  $    39,000,000  $  9,750,000  $  390,000,000  100,000  $  6.38
140,000,000. . . . . . .  $    42,000,000  $ 10,500,000  $  420,000,000  100,000  $  7.06
150,000,000. . . . . . .  $    45,000,000  $ 11,250,000  $  450,000,000  100,000  $  7.74

Definitions  to  Schedule  "A":

"Kubra Referred and PDS Contracted Monthly Gross Credit Card Sales (Visa/MasterCard)" shall mean the actual Visa and MasterCard transaction dollar volume processed and settled by Payment Data within any given calendar month for all accounts referred by Kubra to Payment Data, whether such referrals occur prior to or during the term of this Warrant Agreement.

"Kubra Referred Year PDS Revenue" shall mean actual, reportable gross revenue earned by Payment Data within any given calendar year from all accounts referred by Kubra, whether such referrals occur prior to or during the term of this Warrant Agreement, in each case determined under Generally Accepted Accounting Principles, consistently applied.

"AVG Quarterly PDS Revenue" shall mean an average of the actual reportable gross revenue earned by Payment Data from all accounts referred by Kubra, whether such referrals occur prior to or during the term of this Warrant Agreement, for two consecutive financial reporting quarters of Payment Data, in each case determined under Generally Accepted Accounting Principles, consistently applied.

"AVG Quarterly Gross CC Sales" shall mean an average of two consecutive financial reporting quarters of Visa and MasterCard transaction dollar volumes processed and settled by Payment Data for such quarters for all accounts referred by Kubra to Payment Data, whether such referrals occur prior to or during the term of this Warrant Agreement.

Kubra shall be entitled to reasonable access to the books and accounting records of Payment Data for purposes of verifying and reviewing the determination of the calculation of the above defined terms.

     1.3     Execution  of  Warrant Certificates.       Warrant Certificates may
be  signed  on  behalf of Payment Data by any person authorized by Payment Data.

     1.4 Registration. Payment Data shall maintain, or cause to be maintained, a registry setting forth the name and address of the record holder of the Warrants, and absent evidence of sale or transfer reasonably acceptable to it, may treat the record holder of the Warrants as reflected on the registry as the owner of the Warrants for all purposes.

     1.5 Exchanges. At the option of Kubra, (i) any Warrant Certificate may be exchanged when surrendered at the principal office of Payment Data for one or more Warrant Certificates representing in the aggregate the Warrants to acquire a like number and kind of Shares by Kubra and (ii) any certificate representing any Shares may be exchanged when surrendered at the principal office of Payment Data's transfer agent for one or more certificates representing the same aggregate number of Shares so surrendered for exchange. Warrant Certificates and certificates representing Shares so surrendered for exchange shall be canceled by Payment Data.

     1.6 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates or certificates representing Shares shall be mutilated, lost, stolen, or destroyed, Payment Data shall issue, in exchange and substitution for and upon cancellation of such Warrant Certificate or certificate representing Shares, a new Warrant Certificate representing an equivalent number of Warrants or a new certificate representing an equal number of Shares, respectively, but only upon receipt of evidence of such loss, theft, or destruction reasonably satisfactory to Payment Data or, if requested by Payment Data, upon receipt of a duly executed indemnification agreement reasonably satisfactory to Payment Data.

     1.7 Manner of Exercise of Warrants. Subject to the provisions of this Warrant Agreement, Kubra shall have the right to purchase from Payment Data at the applicable Strike Price, and Payment Data shall issue and sell to Kubra, the number of Shares of Common Stock represented by each Warrant exercised, upon surrender to Payment Data at its principal office of the Warrant Certificate representing such Warrant, together with a Form of Warrant Subscription in substantially the form of Exhibit B attached hereto, completed and signed, and upon payment to Payment Data of the Strike Price in lawful money of the United States of America.

     1.8 Issuance of Shares Upon Exercise. Upon exercise of a Warrant, Payment Data shall issue and cause to be delivered to Kubra, registered in the name of Kubra, a certificate representing the Shares issuable upon the exercise of such Warrant. Such certificate shall be deemed to have been issued and Kubra shall be deemed to have become a holder of record of such Common Stock as of the date of surrender of the Warrant Certificate and payment of the Strike Price. The Warrants shall be exercisable, at the election of Kubra, either as an entirety or for part of the number of Shares specified in the Warrant
Certificate representing such Warrants. If less than all of the Shares evidenced by a Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued by Payment Data, registered in the name of Kubra, representing the remaining unexercised number of Shares evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon the exercise of Warrants shall be canceled by Payment Data.

     1.9 Payment of Expenses and Taxes. Payment Data shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Shares upon the exercise of Warrants; provided, however that Kubra shall be solely responsible for any income taxes attributable to it in connection with the issuance or exercise of the Warrants or ownership of any Shares issued upon the exercise of the Warrants.

     1.10 Reservation of Shares. Payment Data covenants and agrees that, so long as any Warrants remain outstanding, Payment Data shall (i) at all times have authorized and reserved a number of Shares sufficient to provide for the exercise of the Warrants and (ii) assure that the Shares, when issued, will be fully paid and non-assessable.

     1.11 Legend. The Warrants shall bear such restrictive legends as Payment Data, with the advice of counsel, shall deem reasonable to reflect the restrictions on transfer of the Warrants and Shares applicable to this Warrant Agreement.

     1.12 Expiration; Call of Incentive Warrants. The Incentive Warrants will be fully vested on receipt by Kubra and will be exercisable during the period commencing on date of receipt by Kubra and ending five (5) years after their respective issuance dates (the "Expiration Date"); provided, however, that Payment Data shall have the right to Call the Incentive Warrants on the terms and conditions specified in Section 3.3 of this Warrant Agreement.

                                    ARTICLE 2

                              ADJUSTMENT PROVISIONS

     2.1 Stock Splits; Combinations. If a stock dividend is declared and paid on the Common Stock, or if the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, the Strike Price shall, simultaneously with the effectiveness of such subdivision or stock dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Strike Price shall, simultaneously with the effectiveness of such combination, be proportionately increased.

     2.2 Adjustment of Shares Issuable Upon Exercise of Warrants. Upon each adjustment of the Strike Price as a result of the calculations made pursuant to this Article 2, each Warrant outstanding prior to the making of the adjustment in the Strike Price shall thereafter be treated as that number of Warrants, and shall evidence the right to purchase, at the adjusted Strike Price, that number of Shares (calculated to the nearest hundredths), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant prior to adjustment by the Strike Price in effect prior to adjustment and (ii) dividing the product so obtained by the Strike Price in effect after such adjustment of the Strike Price.

     2.4 Notice of Adjustment to Holders. Upon the occurrence of each adjustment or readjustment of the Strike Price, Payment Data, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof. Promptly, and in no case more than twenty (20) days after the occurrence of such adjustment or readjustment, Payment Data shall furnish Kubra with a certificate signed by Payment Data's chief financial officer, or other authorized officer, setting forth in reasonable detail (i) the Strike Price after such adjustment or readjustment; (ii) the method of calculation and the facts upon which such calculation was based; and (iii) the number of Shares purchasable upon exercise of a Warrant after such adjustment or readjustment. If, within fifteen (15) days after receipt of such certificate, Kubra so requests in writing, Payment Data shall, at Kubra's expense, cause the computation of an adjustment or readjustment to be recalculated by independent certified public accountants selected by Payment Data.

     2.6     Certain  Other  Actions Prohibited.       Payment Data shall not by
amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Warrant Agreement, but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant Agreement.

                                    ARTICLE 3

         TRANSFER OF WARRANTS; TERMINATION OF WARRANTS; CALL OF WARRANTS

     3.1 Restriction on Transfer. Notwithstanding any other provision of this Warrant Agreement, Shares of Common Stock held by Kubra pursuant to an exercise of a Warrant must be held by Kubra for the lesser of (i) two (2) years and (ii) such shorter period as may be required by applicable securities law, in each case following such exercise before such Shares may be pledged, loaned, sold, encumbered, or otherwise transferred.

     3.2 Termination of Warrants. Upon the termination of the Referral Agreement, this Warrant Agreement and all rights and responsibilities of either party hereunder shall terminate immediately (and Kubra will automatically forfeit any unearned Warrants under this Warrant Agreement); provided, however, that (1) all Warrants earned by Kubra pursuant to this Warrant Agreement and before the termination of the Referral Agreement may be exercised by Kubra under this Warrant Agreement until the respective Expiration Dates of such Warrants; and (2) if the Referral Agreement is terminated by Payment Data, Payment Data receives at least one new merchant referral from Kubra under the Referral Agreement in each of the three months preceding such termination, and Payment Data terminates the Referral Agreement for a reason other than a breach of that agreement by Kubra, then this Warrant Agreement shall terminate within six (6) months of the date of the termination of the Referral Agreement.

     3.3 Call Provisions. Payment Data has the right to Call the exercise of the Warrants upon twenty (20) calendar days' notice and at any time after the date of the issuance of the Warrants; provided, however, that Payment Data is not permitted to Call the exercise of any Warrant the Strike Price of which is lower than the average market price of the Common Stock for the three trading days prior to the date the Call is made by Payment Data. For purposes of
Section 1.2(a)(ii) and this Section 3.3, market price on a given date shall be determined by the closing bid price of the Common Stock on the NASD Over-the-Counter Bulletin Board, or the exchange on which the Common Stock is then trading, on the day preceding such date. When a Call is made, Shares will be issued upon exercise of the Warrants pursuant to the terms and conditions of this Warrant Agreement. If Kubra does not exercise the Warrants that are subject to a Call, such Warrants will be forfeited by Kubra immediately. Notwithstanding the foregoing, Payment Data shall not be entitled to call Warrants which require payment of subscription funds by Kubra of more than $100,000 in any 12 month period.

     3.4 Registration Rights Granted. Upon Payment Data's issuance to Kubra of at least fifty percent (50%) of the Warrants issuable under this Warrant
Agreement, Payment Data shall piggyback the registration of the Common Stock underlying the Warrants issued under this Warrant Agreement for resale and distribution under the Securities Act of 1933, as amended, and applicable state securities laws to a later registration of Payment Data's $0.001 par value common stock at such time as is convenient to Payment Data, in its discretion.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.1     Securities  Representations  of  Kubra.

     (a) Kubra acknowledges that, based on its representations in this Warrant Agreement, the Warrants and Shares have not been registered under the Securities Act, in reliance on the non-public offering exemptions contained therein, as well as under applicable state securities laws.

     (b) Kubra is an Accredited Investor. Kubra hereby represents that it has the capacity to protect its interests in connection with the transactions contemplated hereby.

     (c) Kubra is acquiring the Warrants and Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The Shares and Warrants are being and will be acquired by Kubra for investment purposes (meaning with a current intention to hold for an indefinite period).

     (d) Kubra has been given full access to all material information concerning the condition, proposed operations, and prospects of Payment Data. Kubra and its advisors, if any, have had an opportunity to ask questions of, and to receive information from Payment Data concerning the terms and conditions of Kubra's investment in Payment Data, and to obtain any additional information necessary to verify the accuracy of the information and data received by Kubra.

     (e) Kubra has made either alone or together with its advisors, if any, such independent investigation of Payment Data and related matters as Kubra deems to be, or Kubra's advisors, if any, have advised to be, necessary or advisable in connection with the acquisition of the Warrants, and Kubra and its advisors, if any, believe to be necessary in order to reach an informed decision as to the advisability of acquiring of the Warrants.

                                    ARTICLE 5

              FUTHER REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     5.1. Organization. Each Party is a business entity duly organized, validly existing, and in good standing under the laws of its state of organization. Each Party has all requisite corporate power and authority to enter into and perform this Warrant Agreement and to consummate the transactions contemplated hereby. Each Party is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on this Warrant Agreement or the other Party.

     5.2. Authority. Each Party has full power and authority to execute, deliver, and perform this Warrant Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by each Party of this Warrant Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary actions by such Party, and no other proceedings other than actions previously taken on the part of the Parties is necessary to authorize this Warrant Agreement and the consummation of the transactions contemplated hereby. This Warrant Agreement has been duly authorized, executed, and delivered by each of the Parties and constitutes the legal, valid, and binding obligations of the Parties enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1     Certain  Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Accredited Investor" has the same meaning as in Section 501(a)(3) of Regulation D promulgated under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (b) Unless the context of this Warrant Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Warrant Agreement refer to this Warrant Agreement as a whole and not to any particular provision of this Warrant Agreement. References to "Articles," "Sections," "Subsections," "Exhibits," and "Schedules" are to Articles, Sections, Subsections, Exhibits, and Schedules, respectively, of this Warrant Agreement, unless otherwise specifically provided.

     6.2. Survival of Representations and Warranties. Unless otherwise specified in this Warrant Agreement, the representations and warranties of the Parties contained herein shall survive the Effective Date for a period expiring at the close of business on the third anniversary of the Effective Date.

     6.3. Reliance by Payment Data. Notwithstanding the right of each Party to investigate the business and company assets and financial condition of the other Party, and notwithstanding any knowledge determined or determinable by such Party as a result of such investigation, each Party has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the other Party in this Warrant Agreement.

     6.4. Notice. All notices, consents, or other communications required or permitted to be given under this Warrant Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally; (ii) three Business Days, with a "Business Day" being any day other than a Saturday, a Sunday, or a U.S. federal holiday, after being mailed by first class certified mail, return receipt requested, postage prepaid; or (iii) one Business Day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the other Party at its address stated below. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices shall be directed as follows:

If  to  Kubra:

     5050  Tomken  Road
     Mississauga,  Ontario
     L4W  5B1
     Facsimile:  (905)  624-2886
     Attn:  Rick  Watkin,  President  &  CEO

If  to  Payment  Data:

     12500  San  Pedro  Avenue,  Suite  120
     San  Antonio,  Texas  78216
     Facsimile:  (210)  249-4130
     Attn:  Louis  Hoch

Any Party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other Parties in accordance with this Section 6.4, except that any such change of address notice shall not be effective unless and until received.

     6.5. Expenses. Except as expressly set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Warrant Agreement and the transactions contemplated hereby.

     6.6. Applicable Law. This Warrant Agreement shall be governed by and construed in accordance with the law of the State of Texas without giving effect to any choice or conflict of law provision or rule. Venue will be in San Antonio, Texas for all purposes.

     6.7. Headings. The article and section headings contained in this Warrant Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Warrant Agreement.

     6.8. Successors and Assigns. This Warrant Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors. No Party may assign this Warrant Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Any such attempted assignment will be void. Notwithstanding the foregoing, Kubra may assign its rights and obligations hereunder in connection with a sale of all or substantially all of its assets to a third party purchaser in circumstances in which the Referral Agreement has also been assigned to such purchaser.

     6.9. Amendments and Waivers. No amendment or waiver of any provision of this Warrant Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by any party of any default, misrepresentation, or breach of a warranty or a covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of a warranty or a covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     6.10. Parties in Interest. Nothing in this Warrant Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Warrant Agreement on any persons other than the Parties, nor is anything in this Warrant Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Warrant Agreement, nor shall any provision give any third party any right of subrogation over or action against any Party to this Warrant Agreement.

     6.11. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Warrant Agreement. In the event an ambiguity or question of intent or interpretation arises, this Warrant Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Warrant Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     6.12. Severability. Any term or provision of this Warrant Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     6.13. Counterparts/Facsimile Execution. This Warrant Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties to this Warrant Agreement. Any signature of a Party in this Warrant Agreement that is by facsimile shall be deemed an original signature.

     6.14. Incorporation of Exhibits and Schedules The Schedules and Exhibits identified in this Warrant Agreement are incorporated herein by reference and made a part hereof
..
     6.15. Entire Agreement. This Warrant Agreement and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Warrant Agreement or referred to herein, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and superse des all prior arrangements or understandings with respect thereto.

     6.16. Time is of the Essence. With respect to all time periods and dates set forth in this Warrant Agreement, time is of the essence.


                           [Signature Page to Follow]


















     IN WITNESS WHEREOF, the Parties have executed this Warrant Agreement as of the day and year first above written.

PAYMENT  DATA  SYSTEMS,  INC.,
a  Nevada  corporation

By:     /s/  Louis  Hoch

Name:     Louis  Hoch

Title:     President  &  COO


KUBRA  DATA  TRANSFER  LTD.,
a  New  York  corporation

By:     /s/  Rick  Watkin

Name:     Rick  Watkin

Title:     CEO  &  President

                                    Exhibit A
                           Form of Warrant Certificate

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO A WARRANT AGREEMENT THAT FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THESE WARRANTS AND PLACES CERTAIN RESTRICTIONS ON THE TRANSFERABILITY OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

ARTICLE  1     COMMON  STOCK  WARRANT  CERTIFICATE

VOID  AFTER  _________________          For  the  Purchase  of __________ Shares
                              of  Common  Stock

Payment Data Systems, Inc., a Nevada corporation (the "Company"), hereby certifies that, for value received, Kubra Data Transfer Ltd., a New York corporation (the "Holder"), is the registered holder of ________________________ (___________) Warrants (the "Warrants") to purchase _______________________
(______) shares (the "Shares") of the $0.001 par value common stock of the Company ("Common Stock"). Each Warrant entitles the Holder to purchase from the Company that number of fully paid and non-assessable Shares of Common Stock specified herein at an initial strike price of $_____________ per Share ("Strike Price"), subject to adjustment of such number of Shares and such Strike Price as provided in the Warrant Agreement by and between the Company and the Holder.

The Holder's right to purchase Shares hereunder shall be exercised by surrender to the Company of this Warrant Certificate, together with an executed Form of Warrant Subscription (attached hereto) and payment of the aggregate Strike Price of the Shares exercised that underlie the Warrants, at the principal executive office of the Company, upon the terms and subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement referred to herein.

The Warrants represented by this Warrant Certificate are part of a duly authorized issue of warrants to purchase (subject to the satisfaction of certain conditions as set forth in the Warrant Agreement) up to an aggregate of ____________________ (__________) shares of Common Stock and have been issued pursuant to the Warrant Agreement. The Warrant Agreement is incorporated in this Warrant Certificate by this reference and must be referred to for a description of the rights, obligations, and duties of the Company and the Holder of the Warrants issued pursuant to the Warrant Agreement.

If, upon any exercise of Warrants represented by this Warrant Certificate, the number of Shares exercised is less than the total number of Shares represented by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate representing the number of Shares not exercised.

This Warrant Certificate, when surrendered to the Company in accordance with the terms of the Warrant Agreement, may be exchanged without payment of any service charge for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by the person named below thereunto duly authorized.

DATED:  ____________  ___,  _________

Payment  Data  Systems,  Inc.,
a  Nevada  corporation

By:     ____________________________

Name:     ____________________________

Title:     ____________________________

                                    EXHIBIT B
                   ARTICLE 2     FORM OF WARRANT SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)

TO:     Payment  Data  Systems,  Inc.

The undersigned, the holder of the Warrants represented by the attached Warrant Certificate (the "Holder"), hereby irrevocably elects to exercise the purchase right represented by such Warrants for, and to purchase thereunder, ____________* shares of the $0.001 par value common stock (the "Shares") of Payment Data Systems, Inc. (the "Company") and herewith makes payment, as provided in the Warrant Agreement and the Warrant Certificate, of US
$______________ therefor. The Holder hereby requests that the Company issue ____________ Shares and requests that the certificate(s) for such Shares be issued in the name of, and delivered to, Kubra Data Transfer Ltd.

FROM:  Kubra  Data  Transfer  Ltd.

By:     ______________________________

Name:  ______________________________

Title:     ______________________________

Date:          ______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

*     Insert  here  the  number  of Shares called for on the face of the Warrant
Certificate. (Or, in the case of a partial exercise, the portion thereof as to which the Warrants are being exercised, in either case, without making any adjustment for additional Shares that, pursuant to the adjustment provisions of the Warrant Agreement, may be deliverable upon exercise.)